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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 25, 2000 relating to the financial statements and financial statement schedules, which appears in Avaya Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the references to us under the headings "Experts" in the primary and secondary prospectuses in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
March 29, 2001